EXHIBIT 10.14

ITLA CAPITAL CORPORATION
NON-QUALIFIED STOCK OPTION
(NON-EMPLOYEE DIRECTOR)

Director Name:
Director

ITLA Capital Corporation (the “ Company”), pursuant to its 1995 Stock Option Plan for Non-employee Directors (the “1995 Plan”), has this day granted to you, the Optionee named above, an option (“Option”) to purchase shares of the common stock of the Company (“Common Stock”). The Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined herein shall have the meanings assigned to them in the 1995 Plan.

The details of your Option are as follows:

1.	The total number of shares subject to this Option is No. of Shares (Numeral). Subject to the foregoing and the limitations contained herein, this Option shall be exercisable in full on the first anniversary of the date of the grant.

2.	(a)	The exercise price of this Option is $Exercise price per share, which is not less than the Fair Market Value of the Common Stock on the date of the grant of this Option.

	(b)	The exercise price per share shall be paid upon exercise of all or any part of each installment which has become exercisable by you at the time the Option is exercised (i) in cash, (ii) in Common Stock valued at its Fair Market Value on the date of exercise, or (iii) by a combination of (i) and (ii) at the discretion of the Compensation Committee (the “Committee”). The Committee in its sole discretion may also permit payment of the purchase price upon exercise of any Option to be made by (i) having shares withheld from the total number of shares of Common Stock to be delivered on exercise or by (ii) delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

3.	The minimum number of shares with respect to which this Option may be exercised at any one time is ten (10) except as to an installment subject to exercise, as set forth in paragraph 1, which amounts to fewer than ten (10) shares, in which case, as to the exercise of that installment, the number of shares in such installment shall be the minimum number of shares. This Option may not be exercised so as to purchase fractional shares.

4.	The Company may require an Optionee, or any person to whom an Option is transferred, as set forth in paragraph 7, as a condition of exercising the Option, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the stock; provided, however, that the requirement of providing such written assurances, and any assurances given pursuant to the requirement, shall be inoperative if the shares issuable upon exercise of this Option are then registered under the Securities Act of 1933, as amended (the “Act”), or, if such shares are not then so registered, counsel to the Company has determined that such written assurances are not required in the circumstances under the then applicable federal or state securities laws.

5.	The term of this Option commences on the date hereof and, unless sooner terminated as set forth below or in the 1995 Plan, terminates on the date which is ten (10) years from the date of the grant as defined in the 1995 Plan. This Option shall terminate prior to the expiration of its term as follows: three (3) months after the cessation of your directorship with the Company and/or its subsidiaries for any reason, unless (a) such cessation of directorship is due to your permanent and total disability (within the meaning of Section 22 (e) (3) of the Code), in which case the Option shall terminate on the earlier of (i) the date which is ten (10) years from the date of the grant as defined in the 1995 Plan or (ii) the date which is six (6) months after such cessation of directorship; ( b) such cessation of directorship is due to your death, in which case the Option shall terminate on the earlier of the date which is ten (10) years from the date of the grant as defined in the 1995 Plan or the date which is six (6) months after your death; or (c) such cessation of directorship is for cause (as defined if the 1995 Plan) whereupon this Option terminates immediately on the date of your removal from the Board of Directors. In the event of the cessation of your directorship other than for disability, death or cause, and in the event you die within the three (3) month period described above, this Option may be exercised after your death during the one year period commencing with the cessation of your directorship by the person or persons to whom your rights under this Option pass by will or by the laws of descent and distribution. However, in any and all circumstances, this Option may be exercised following cessation of directorship only as to that number of shares as to which it was exercisable on the date of cessation of directorship under the provision of paragraph 1 of this Option.

6.	This Option may be exercised, to the extent specified above, by delivering written notice, at least ten (10) days prior to the exercise of this Option, together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, or during regular business hours, together with such additional documentation as the Company may than require pursuant to Section 7.6 of the 1995 Plan.

7.	This Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

8.	Any notices provided for in this Option or the 1995 Plan shall be given in writing and shall be effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

9.	This Option is subject to all the provisions of the 1995 Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this Option, including without limitation, the provisions of Section 7 of the 1995 Plan relating to Option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the 1995 Plan. In the event of a conflict between the provisions of this Option and those of the 1995 Plan, the provisions of the 1995 Plan shall control.

10.	The Company is not providing you with advice, warranties, or representations regarding any of the legal or tax effects to you with respect to this grant. You are encouraged to seek legal or tax advice from your own legal and tax advisers as soon as possible.

11.	By accepting this grant and the shares of Common Stock covered thereby, and by signing this instrument, you acknowledge that you are familiar with the terms of the grant and the 1995 Plan, that you have been encouraged by the Company to discuss the grant and the 1995 Plan with your own legal and tax advisers, and that you agree to be bound by the terms of the grant and the 1995 Plan.

Dated this Grant Date.

ITLA Capital Corporation
By
Duly authorized on behalf of the
Compensation Committee of the Board of Directors

The undersigned:

(a)	Acknowledges receipt of the foregoing Option and understands that all rights and liabilities with respect to this Option are set forth in the Option and the 1995 Plan; and

(b)	Acknowledges that as of the date of the grant of this Option, it sets forth the entire understanding between the undersigned Optionee and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject.

Director Name
Street Address City, State Zip Code

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